Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being directors of Ryder System, Inc., a Florida corporation, (the “Corporation”), hereby constitutes and appoints Robert D. Fatovic, Alena S. Brenner, David M. Beilin and Julie A. Azuaje and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to execute in the name of each such person and to file (i) a Registration Statement of the Corporation on Form S-3 under the Securities Act of 1933 with respect to the Corporation’s debt securities, preferred stock, common stock, depositary shares, stock purchase contracts and stock purchase units and (ii) any and all amendments and post-effective amendments to such Registration Statement as such person or persons executing the same pursuant to this Power of Attorney may approve.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, the undersigned has set his or her hand hereunto, effective as of the 16th day of February.

/s/ John M. Berra	/s/ Tamara L. Lundgren
John M. Berra	Tamara L. Lundgren

/s/ Robert J. Eck	/s/ Luis P. Nieto
Robert J. Eck	Luis P. Nieto

/s/ Robert A. Hagemann	/s/ Abbie J. Smith
Robert A. Hagemann	Abbie J. Smith

/s/ L. Patrick Hassey	/s/ E. Follin Smith
L. Patrick Hassey	E. Follin Smith

/s/ Michael F. Hilton	/s/ Hansel E. Tookes, II
Michael F. Hilton	Hansel E. Tookes, II